                                                                                                        Exhibit 19.1
                        AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                                   AS OF 8/31/97

                                                                                                               PERCENT OF
                                                             PERCENT OF           AGGREGATE                    AGGREGATE
                                                             NUMBER OF            RECEIVABLE                   RECEIVABLE
AGGREGATE RECEIVABLES BALANCE        NUMBER OF ACCTS          ACCTS               BALANCE                       BALANCE

1.      5,000  or less                  40,778                70.28%             $67,385,695.85                 11.61%
2.      5,000 -    10,000                7,297                12.58%              51,509,647.32                  8.88%
3.     10,000 -    25,000                5,962                10.28%              92,742,079.62                 15.98%
4.     25,000 -    50,000                2,184                 3.76%              75,660,985.08                 13.04%
5.     50,000 -    75,000                  655                 1.13%              39,785,315.30                  6.86%
6.    75,000 -    100,000                  363                 0.63%              31,515,563.10                  5.43%
7.   100,000 -    250,000                  532                 0.92%              77,786,045.49                 13.40%
8.   250,000 -    500,000                  160                 0.28%              56,005,643.69                  9.65%
9.   500,000 -  1,000,000                   67                 0.12%              45,247,981.90                  7.80%
10. 1,000,000 - 5,000,000                   23                 0.04%              42,682,901.10                  7.36%
11.      Over   5,000,000                                                                  0.00                  0.00%

Total:                                  58,021                                  $580,321,858.45


                  AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM - IDENTIFIED PORTFOLIO
                                                           AS OF 8/31/97

                                                                                               PERCENT OF
                                                      PERCENT              AGGREGATE            AGGREGATE
                                                 OF NUMBER OF            RECEIVABLES          RECEIVABLES
REMAINING INSTALLMENT TERM     NUMBER OF ACCTS          ACCTS                BALANCE              BALANCE

03 Months or Less                    22,345            38.51%         $86,749,625.20               14.95%

04 to 06 Months                      20,327            35.03%         192,734,558.24               33.21%

07 to 09 Months                      14,839            25.58%         243,144,611.52               41.90%

10 to 12 Months                         366             0.63%          32,892,369.48                5.67%

13 to 18 Months                          64             0.11%          12,146,155.73                2.09%

More than 18 Months                      80             0.14%          12,654,538.28                2.18%

Total:                               58,021                          $580,321,858.45



                                AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                                   AS OF 8/31/97

                                                                                PERCENTAGE AGGREGATE
            STATES                     AGGREGATE RECEIVABLES BALANCE             RECEIVABLES BALANCE

CALIFORNIA                                           $131,056,316.31                          22.58%
NEW YORK                                               72,572,886.54                          12.51%
TEXAS                                                  70,932,761.00                          12.22%
FLORIDA                                                42,709,511.12                           7.36%
NEW JERSEY                                             34,070,539.22                           5.87%
PENNSYLVANIA                                           27,858,707.85                           4.80%
MASSACHUSETTS                                          20,991,406.22                           3.62%
GEORGIA                                                17,164,432.16                           2.96%
WASHINGTON                                             17,019,270.72                           2.93%
ILLINOIS                                               16,729,753.20                           2.88%
OHIO                                                   14,554,334.15                           2.51%
LOUISIANA                                              10,816,753.32                           1.86%
MICHIGAN                                                7,794,474.10                           1.34%
SOUTH CAROLINA                                          7,791,396.24                           1.34%
COLORADO                                                7,624,283.20                           1.31%
NORTH CAROLINA                                          7,222,064.77                           1.24%
CONNECTICUT                                             7,184,104.38                           1.24%
INDIANA                                                 6,832,239.37                           1.18%
MARYLAND                                                6,147,402.14                           1.06%
ALABAMA                                                 5,595,942.28                           0.96%
OKLAHOMA                                                5,482,561.90                           0.94%
HAWAII                                                  4,682,039.75                           0.81%
ARKANSAS                                                3,995,385.68                           0.69%
KENTUCKY                                                3,816,865.15                           0.66%
NEVADA                                                  3,535,199.69                           0.61%
WEST VIRGINIA                                           3,527,841.82                           0.61%
ARIZONA                                                 3,352,690.73                           0.58%
MINNESOTA                                               3,302,903.10                           0.57%
WISCONSIN                                               3,014,096.96                           0.52%
UTAH                                                    2,441,580.66                           0.42%
IDAHO                                                   1,974,168.78                           0.34%
NEW HAMPSHIRE                                           1,684,221.05                           0.29%
MAINE                                                   1,400,975.89                           0.24%
NEBRASKA                                                1,217,655.85                           0.21%
IOWA                                                    1,159,416.44                           0.20%
RHODE ISLAND                                            1,158,564.61                           0.20%
MONTANA                                                 1,017,801.96                           0.18%
WYOMING                                                   305,467.54                           0.05%
ONTARIO                                                   304,264.00                           0.05%
SOUTH DAKOTA                                              150,043.32                           0.03%
DELAWARE                                                   74,962.04                           0.01%
VIRGINIA                                                   18,452.65                           0.00%
DISTRICT OF COLUMBIA                                       12,307.62                           0.00%
VERMONT                                                     9,794.00                           0.00%
MISSOURI                                                    5,390.81                           0.00%
MISSISSIPPI                                                 4,611.09                           0.00%
ALASKA                                                      1,371.39                           0.00%
NORTH DAKOTA                                                1,210.04                           0.00%
NEW MEXICO                                                  1,009.01                           0.00%
KANSAS                                                        368.08                           0.00%
TENNESSEE                                                     233.08                           0.00%
OREGON                                                      (174.53)                          -0.00%

Total:                                               $580,321,858.45


                                                Loan Loss Experience
                                               (Dollars In Thousands)



                                                     IDENTIFIED PORTFOLIO                              ENTIRE PORTFOLIO
                                                ----------------------------------------------------------------------------------

                                                 EIGHT MONTHS      EIGHT MONTHS
                                               ENDED AUGUST 31,   ENDED AUGUST 31,         FOR THE YEAR ENDED DECEMBER 31,
                                                                                     --------------------------------------------
                                                     1997              1997             1996               1995            1994
                                                     ----              ----             ----               ----            ----


Average Outstanding Principal Balance                $567,154       $922,065        $1,010,105       $1,036,464      $ 1,105,789

Gross Charge-Offs                                          66          3,049             4,115            3,230            2,836

Recoveries                                                  0          1,116             2,136            1,153              966

Net Charge-Offs                                            66          1,933             1,979            2,077            1,870

Net Charge Offs as a Percentage of Average
     Aggregate Outstanding Principal Balance         0.02%(1)          0.31%             0.20%            0.20%            0.17%

    (1) Calculated on an annualized basis. It is expected that as the Identified Portfolio matures, its loan loss experience will more closely reflect that of the entire portfolio.

                                LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATIONS
                                                 ENTIRE PORTFOLIO


                                                                              AT DECEMBER 31,
                                                                  -----------------------------------------------------------
                                                                       1996                 1995                1994
                                                                       ----                 ----                ----

Number of days a loan remains overdue after cancellation of the related insurance policy

                          31-89 days                                  1.00%                0.80%               1.07%
                          90-270 days                                 0.84%                0.69%               0.63%
                          Over 270 days (1)                           0.01%                0.00%               0.01%
                                                                      -----                -----               -----

                              Total                                   1.85%                1.49%               1.71%
                                                                      =====                =====               =====


                          (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                                LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                                               IDENTIFIED PORTFOLIO

                                                                      AT AUGUST 31,
                                                                          1997
                                                                          ----

Number of days a loan remains overdue after cancellation of
     the related insurance policy
              31-89 days                                                 1.04%
              90-270 days                                                0.79%
              Over 270 days (1)                                          0.00%
                                                                         -----
                  Total                                                  1.83%


              (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                                           ORIGINATORS' PORTFOLIO YIELD
                                                 ENTIRE PORTFOLIO
                                              (DOLLARS IN THOUSANDS)

                                                                     FOR THE YEAR ENDED DECEMBER 31,
                                                      ---------------------------------------------------------------
                                                        1996                  1995                 1994
                                                        ----                  ----                 ----


Average Outstanding Principal Balance Receivable     $1,010,105           $1,036,464           $1,105,789

Interest & Fee Income                                   101,753              108,551              100,010

Average Revenue Yield                                    10.07%               10.47%                9.04%


                                           ORIGINATORS' PORTFOLIO YIELD
                                               IDENTIFIED PORTFOLIO
                                              (DOLLARS IN THOUSANDS)


                                                       EIGHT MONTHS ENDED

                                                          AUGUST 31, 1997
                                                   -------------------------

Average Outstanding Principal Balance Receivable                 $567,154
Interest & Fee Income                                              42,837


Average Revenue Yield                                          11.33% (1)


(1)  Calculated on an annualized basis.